Exhibit 99.1

Celator® Pharmaceuticals Appoints Michael R. Dougherty as Executive Chairman of Board of Directors

EWING, N.J., August 24, 2015 /PRNewswire/ — Celator Pharmaceuticals, Inc. (Nasdaq: CPXX), a biopharmaceutical company that is transforming the science of combination therapy and developing products to improve patient outcomes in cancer, today announced the appointment of Michael R. Dougherty as Executive Chairman of its Board of Directors. Mr. Dougherty has been a director of Celator since July 2013 and has served as Chairman since September 2014.

Mr. Dougherty has over 30 years of experience in the biopharmaceuticals industry, initially joining Centocor, Inc in 1983 in the financial group, and later serving as Senior VP and CFO. More recently, Mr. Dougherty has served as Chief Executive Officer of Kalidex Pharmaceuticals, Inc. and as President and Chief Executive Officer of Adolor Corporation. Mr. Dougherty currently serves on the Board of Directors of Cempra, Inc., Trevena, Inc. and Biota Pharmaceuticals, Inc. and previously served on the Board of Directors of ViroPharma Incorporated from January 2004 to January 2014.

“I am honored to take on this new role at Celator,” said Mr. Dougherty. “These are transformational days at Celator, with data on overall survival from our Phase 3 study of VYXEOS™ (CPX-351) expected in the first quarter of 2016, and important results from our CombiPlex® technology platform studies anticipated in the coming months. I look forward to working closely with Scott Jackson and the other members of Celator’s leadership team in fulfilling our mission of bringing new and more effective cancer therapies to patients.”

“Celator will continue to benefit from Mike’s experiences and insights as a seasoned executive in the biopharmaceutical industry,” said Scott Jackson, chief executive officer of the Company. “I look forward to working closely with Mike in his new role.”

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a clinical stage biopharmaceutical company that is transforming the science of combination therapy, and developing products to improve patient outcomes in cancer. Celator’s proprietary technology platform, CombiPlex®, enables the rational design and rapid evaluation of optimized combinations incorporating traditional chemotherapies as well as molecularly targeted agents to deliver enhanced anti-cancer activity.  CombiPlex addresses several fundamental shortcomings of conventional combination regimens, as well as the challenges inherent in combination drug development, by identifying the most effective synergistic molar ratio of the drugs being combined in vitro, and fixing this ratio in a nano-scale drug delivery complex to maintain the optimized combination after administration and ensure its exposure to the tumor.  Celator’s pipeline includes lead product, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia; CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; a preclinical stage product candidate, CPX-8 (a hydrophobic docetaxel prodrug nanoparticle formulation), being studied by the National Cancer Institute’s Nanotechnology Characterization Laboratory.  The company is advancing the CombiPlex platform and broadening its application to include molecularly targeted therapies and epigenetic modulators.

For more information, please visit Celator’s website at www.celatorpharma.com.

Information on ongoing trials is available at www.clinicaltrials.gov.

Forward-Looking Statements:

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our expectations regarding the availability and timing of the release of data from clinical and other research studies, whether final results of clinical studies will be supportive of regulatory approvals required to market licensed products and statements regarding our research and development programs, expanding our pipeline and advancing our CombiPlex platform. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of clinical studies, availability of data from ongoing clinical and other research studies, regulatory risks and uncertainties and other matters that could affect the commercial potential of our drug candidates, our ability to raise capital and the trading of our common stock. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Celator in general, see Celator’s Form 10-K for the year ended December 31, 2014 and other filings by Celator with the U.S. Securities and Exchange Commission.

CONTACTS:

Media:
Mike Beyer
Sam Brown, Inc.
773-463-4211
beyer@sambrown.com

Investors:

Adam Krop

The Trout Group

646-378-2963

akrop@troutgroup.com